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                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549
                             --------------


                                FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) December 21, 1993
                                                      -----------------



                        SOUTHWESTERN ENERGY COMPANY
           (Exact name of registrant as specified in its charter)



               Arkansas             1 - 8246         71-0205415
      (State of incorporation     (Commission      (I.R.S. Employer
         or organization)          File Number)    Identification No.)


     1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408
       (Address of principal executive offices, including zip code)


                             (501) 521-1141
           (Registrant's telephone number, including area code)


                                 No Change
     (Former name, former address and former fiscal year; if changed since last report)








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     Item 5.

     Other Events

          Vesta Energy Company ("Vesta") filed on December 21, 1993, and amended on January 6, 1994, a complaint in the Federal District Court for the Northern District of Oklahoma against the Registrant, four of its subsidiaries, and the NOARK Pipeline System ("NOARK"). The complaint makes several allegations and generally claims that the defendants induced Vesta to enter into a contract to transport 50,000 Million British Thermal Units (MMBtu) of gas per day on NOARK and a separate contract to purchase 25,000 MMBtu per day of the total from two of the Registrant's subsidiaries through a series of false representations. Vesta is seeking rescission of the contracts, actual damages in excess of $1.0 million and punitive damages in excess of $1.0 million.
          The Registrant believes that Vesta's claim is wholly without merit and expects NOARK to file a counterclaim seeking enforcement of the contracts and damages. The Registrant may also seek damages related to the price paid to two of its subsidiaries for gas production sold to Vesta. A press release dated January 10, 1994, and filed as an exhibit per Item 7. of this report, is hereby incorporated by reference for further details.


     Item 7.(c)

     Exhibits                                              Reference

          (1) Press release dated January 10, 1994.         p. 3-4





                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         SOUTHWESTERN ENERGY COMPANY
                                         ---------------------------
                                                 Registrant



     DATE:   January 19, 1994             BY:  /s/ GREGORY D. KERLEY
                                               ---------------------
                                               Gregory D. Kerley
                                               Vice President -
                                               Treasurer and Secretary,
                                               and Chief Accounting
                                               Officer



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